UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
_________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia (State or other jurisdiction of incorporation)	No. 0-16587 (Commission File Number)	55-0672148 (IRS Employer Identification No.)

300 North Main Street, Moorefield, West Virginia 26836
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (304) 530-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 per share	SMMF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 8 - Other Events

Item 8.01 Other Events

The Board of Directors of Summit Financial Group, Inc. (the “Company”) recently authorized a stock repurchase program of up to 750,000 shares of the Company’s outstanding common stock subject to applicable laws of the states and applicable securities rules and regulations promulgated pursuant to the laws of the United States, including, but not limited to, Rule 10b-5 and Rule 10b-18 of the U.S. Securities and Exchange Commission.

Shares repurchased will be made in management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its shareholders, subject to the availability of shares, general market conditions, the trading price of the shares, alternative uses for capital and the Company’s financial performance.

The program does not obligate the Company to purchase any particular number of shares of common stock during any period and the program may be discontinued, suspended, or restarted at any time at the Company's discretion.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

99    Press Release, dated February 28, 2020, issued by Summit Financial Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: February 28, 2020	By: /s/ Julie R. Markwood
Julie R. Markwood
Sr. Vice President and Chief Accounting Officer